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                                  Exhibit 23



                         Independent Auditors' Consent
                         -----------------------------

The Stockholders and the
      Board of Directors of
      Roslyn Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement Nos. 333-41365, 333-72471 and 333-56259 on Forms S-8 of Roslyn Bancorp, Inc. of our report dated January 26, 1999, except for note 2 which is as of February 16, 1999, relating to the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference to the December 31, 1998 Annual Report on Form 10-K of Roslyn Bancorp, Inc.

                   /S/     KPMG LLP
                   ----------------------------

Melville, New York
March 30, 1999

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